UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             May 21, 2008

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-371155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Material Terms under the 2002 Equity Incentive Plan with respect to 162(m) of the Internal Revenue Code

At the Annual Meeting of Stockholders of FormFactor, Inc. (the “Company”) held on May 22, 2008 (“2008 Annual Meeting”), the Company’s stockholders approved the following material terms under the Company’s 2002 Equity Incentive Plan (the “EIP”) with respect to 162(m) of the Internal Revenue Code:

•      The class of employees eligible for stock options, restricted stock and restricted stock units, or Awards;

•      The annual Award limit of 1,000,000 shares any individual can receive and 3,000,000 shares for a newly hired employee; and

•      The performance conditions for grants of performance-based restricted stock and restricted stock units.

A more complete description of the terms of the EIP and the 162(m) material terms approved by stockholders can be found in “Proposal No. 3 – Approval of Material Terms Under FormFactor’s 2002 Equity Incentive Plan With Respect to Section 162(m) of the Internal Revenue Code” (pages 18 through 24) in the Company’s definitive proxy statement dated April 10, 2008, and filed with the U.S. Securities and Exchange Commission on April 10, 2008, which description is incorporated by reference herein.

Changes to Outside Director Compensation

On May 21, 2008, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved the amendment of the EIP to provide for new annual grant amounts for new and re-elected non-employee directors.  Instead of the automatic annual grant of 15,000 stock options to such directors, the EIP now provides that each year the Board will decide whether non-employee directors receive stock options, restricted stock units or restricted stock, and in what amounts.

On May 22, 2008, the Board, upon recommendation of the Compensation Committee, approved modifications to the annual equity grant arrangements for new and re-elected non-employee directors.  Beginning with the 2008 Annual Meeting, each new non-employee member of the Board shall be granted an initial award of 6,000 restricted stock units of the Company under the EIP on the date he or she is appointed or elected to the Board.  Additionally, each re-elected non-employee member of the Board shall be granted an annual award of 6,000 restricted stock units of the Company under the EIP immediately following the Company’s 2008 Annual Meeting.  The initial and annual grants of restricted stock units generally vest in equal monthly installments over one year, subject to the member’s continued board service.  Restricted stock units will be settled in shares of the Company upon the earlier of: (i) the date on which such restricted stock units are fully vested, or (ii) the non-employee director’s termination date.  If either the date on which such restricted stock units are fully vested or the non-employee director’s termination date is not a NASDAQ Global Market trading day during an open trading window under the Company’s Statement of Policy Regarding Insider Trading as then in effect (an “Open Trading Window”), then the restricted stock units will be settled on the first NASDAQ Global Market trading day falling within an Open Trading Window thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Dated: May 28, 2008	By:	/s/ STUART L. MERKADEAU
	Name:	Stuart L. Merkadeau
	Title:	Senior Vice President,
General Counsel and Secretary